UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 23, 2023

CIL&D, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., Suite 400

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CLAIMS MANAGEMENT AND SERVICES AGREEMENT.    On May 22, 2013, the Company’s members approved that certain Plan of Dissolution and Liquidation of the Company (the “Plan”) and the Company was dissolved (the “Dissolution Date”). In summary, the Plan provides the terms and conditions for the voluntary complete dissolution and liquidation of the Company pursuant to Sections 18-801 to 18-806 of the Delaware Limited Liability Company Act (the “DLLCA”). Since the Dissolution Date, the Company has undertaken the actions necessary or appropriate to comply with the Plan and the applicable provisions of the DLLCA including winding up the Company’s business and affairs by, among other things, selling or otherwise disposing of its assets and discharging or making reasonable provision for outstanding claims against the Company and other obligations. As previously reported in the Company’s report on Form 8-K dated April 17, 2023, the former subsidiaries of the Company ( Eagle Mountain Acquisition LLC, Kaiser Eagle Mountain, LLC, Eagle Mountain Mining & Railroad Company, LLC and Kaiser Recycling, LLC) were sold. As a result, the Company is in a position to take the final steps to wind up its business. As a step to that end, the Company entered into that certain Claims Management and Services Agreement with KSC Recovery, Inc. dated June 23, 2023 (the “Claims Management Agreement”). A copy of the Claims Management Agreement is attached as Exhibit 99.1 to this Form 8-K Report. As a part of the Claims Management Agreement, the Company determined and funded what it believes are reasonable cash reserves to resolve the Company’s known outstanding claims and obligations. In addition to the cash reserves, certain outstanding claims are covered by insurance policies. KSC Recovery, Inc., the company which administers the remaining claims and matters of the bankruptcy estate of the former Kaiser Steel Corporation, was paid a fee of $540,000 to manage and resolve the Company’s outstanding known claims and obligations.

ITEM 8.01	OHER EVENTS

END OF TERMINATION, SETTLEMENT AND NET REVENUES SHARING AGREEMENT WITH MINE RECLAMATION LLC Effective June 20, 2023, that certain Termination, Settlement and Net Revenues Sharing Agreement originally among Mine Reclamation, LLC (the “MRLLC”), the Company, Lake Tamarisk Development, LLC and Kaiser Eagle Mountain, LLC dated effective January 1, 2014, as amended June 29, 2015; February 15, 2022; and April 17, 2022 (as amended, the “Net Revenues Sharing Agreement”) terminated by its terms. The Company owns all of MRLLC’s Class A Units and 84.247% of MRLLC’s Class B Units. The Net Revenues Sharing Agreement provides that MRLLC is to receive 53.3% of the Net Revenues resulting from the sale of Riverside County, California assets (or the entities that own such assets) as defined in the Net Revenues Sharing Agreement. Effective April 17, 2023, the Company sold all of its subsidiaries that owned Riverside County assets. After determination of the amount of Net Revenues owed to MRLLC, the Company paid to MRLCC on June 20, 2023, $13,133,228 which was the amount due as required by the Net Revenues Sharing Agreement. With the receipt of the Company’s payment, the Net Revenues Sharing Agreement terminated in accordance with its terms. MRLLC’s Board of Managers in a meeting held on June 19, 2023, confirmed that with the receipt by MRLLC of the Company payment, the Net Revenues Sharing Agreement would terminate.

ADOPTION OF A PLAN OF DISSOLUTION AND LIQUIDATION BY MRLLC. The MRLLC Board at its June 19, 2023, meeting approved that certain Plan of Dissolution and Liquidation for MRLLC. On June 20, 2023, a majority in ownership interest of the Class A and the Class B Units of MRLLC approved the Plan of Dissolution and Liquidation, After making adequate reasonable provision to resolve any outstanding claims that MRLLC may have, the MRLLC approved the distribution of surplus funds to its members in accordance with the terms of its operating agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1	Claims Management and Services Agreement dated June 23, 2023, between CIL&D, LLC and KSC Recovery, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: June 26, 2023	/s/ Richard E. Stoddard
Richard E. Stoddard
Liquidation Manager

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